EXHIBIT  3
                                MOEN AND COMPANY
                              CHARTERED ACCOUNTANTS

PO  Box  10129
1400 IBM Tower                                      Telephone:     (604)662-8899
701 West Georgia Street                                   Fax:     (604)662-8809
Vancouver,  BC   V7Y  1C6
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AUDITORS'  REPORT
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Board of Directors and Stockholders
Hubei Pharmaceutical Co., Ltd.
(A Joint Venture Corporation)

We have audited the accompanying opening balance sheet of Hubei Pharmaceutical Co., Ltd. as of July 31, 2003, and the related statement of stockholders' equity as at that date, which, as described in Note 3, have been prepared on the basis of accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. U.S. standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hubei Pharmaceutical Co., Ltd. as of July 31, 2003, and its stockholders' equity as at that date in conformity with accounting principles generally accepted in the United States.


                                           "MOEN  AND  COMPANY"

                              ("SIGNED")

                                            Chartered Accountants
Vancouver, British Columbia, Canada
October 6, 2003


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